Exhibit 99.1

A Leading Manufacturer of Protective Materials for High Reliability Applications	Executive Offices Bethany House 26 Summer Street Bridgewater, MA 02324 Phone: (508) 819-4200 Fax: (508) 697-6419 www.chasecorp.com

CHASE CORPORATION NAMES CHIEF FINANCIAL OFFICER

Bridgewater, MA — August 28, 2014 - Chase Corporation (NYSE MKT: CCF) is pleased to announce the appointment of Kenneth J. Feroldi as Treasurer and Chief Financial Officer effective September 1, 2014.  He will report directly to Peter R. Chase, Chairman and Chief Executive Officer.

Ken is currently Director of Finance for Chase and was previously Vice President - Finance, Chief Financial Officer and Treasurer of NEPTCO, Inc. from 1992 until 2012 when NEPTCO was acquired by Chase.

Peter R. Chase, Chairman and Chief Executive Officer, commented: “We are glad that after a search process an internal candidate was deemed to be the best fit and given an opportunity for advancement. His experience in all financial areas plus legal, M&A and information technology activities makes him well-qualified for this new challenge. Ken will play a key role on the senior management leadership team.”

Contact:

Paula Myers

Shareholder & Investor Relations Department

Phone:	508-819-4219
E-mail:	investorrelations@chasecorp.com
Website:	www.chasecorp.com

Chase Corporation, founded in 1946, is a leading manufacturer of protective materials for high reliability applications throughout the world.